UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

THE STALLION GROUP
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THE STALLION GROUP
SUITE 604 – 700 WEST PENDER STREET
VANCOUVER, BRITISH COLUMBIA
V6C 1G8

Dear Stockholders:

The purpose of this Information Statement is to advise the stockholders of The Stallion Group (the “Company”) of the following corporate actions taken by written consent:

(1)	The re-election of Christopher Paton-Gay and Kulwant Sandher to the board of directors of the Company; and

(2)	The ratification of appointment of Chisholm, Bierwolf & Nilson, LLC as independent auditors of the Company.

Stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon as at August 31, 2007 have authorized the above corporate actions by written consent in lieu of an annual general meeting of stockholders, in accordance with the requirements of the Nevada Revised Statutes. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished pursuant to section 14(1) of the Securities Exchange Act of 1934 (the “Exchange Act”), for the purpose of informing our stockholders of the actions described above before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 21 calendar days following the mailing of this Information Statement to stockholders. This action has been approved by our Board of Directors and the holders of a majority of the Company’s common stock outstanding. Only stockholders of record at the close of business on September 26, 2007 are being given notice oft his action by written consent. The Company is not soliciting proxies.

Christopher Paton-Gay |
Chief Executive Officer

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being mailed on or about October 3, 2007 to stockholders of record as at September 26, 2007, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement is being mailed or furnished to our stockholders in connection with the authorization of the corporate actions described below and the subsequent approval of such corporate actions by the written consent of stockholders holding in the aggregate 52.33% of our outstanding shares entitled to vote on such corporate action. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Exchange Act, of the corporate actions before it takes effect.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On August 31, 2007, the written consent of stockholders holding a majority of the voting stock outstanding as at August 31, 2007 approved the re-election of Christopher Paton-Gay and Kulwant Sandher to the board of directors of the Company.

On August 31, 2007, our Board of Directors adopted a resolution to re-elect Chisholm, Bierwolf & Nilson, LLC as auditors of the Company. The action taken by the Board of Directors was subsequently ratified by written consent of stockholders holding a majority of the voting stock outstanding as at August 31, 2007.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the above corporate actions.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon, other than his role as an officer of director of the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of August 31, 2007, there were 67,724,748 shares of common stock issued and outstanding. Each holder of shares of common stock and each holder of shares of preferred stock is entitled to one vote for each such share held by such holder.

Stockholders holding in the aggregate 52.33% of our outstanding shares entitled to vote approved the corporate actions described above.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group.

Title of Class	Name and Position of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Class[1]
Common Stock	Gerald W. Williams	30,000,000 direct	44.30%
Common Stock	Kulwant Sandher CFO, Secretary, Director	1,620,000[2] direct	2.39%
Common Stock	Christopher Paton-Gay CEO, Chairman, Director	1,400,000[3] direct	2.07%
Common Stock	Caverly Management Inc.[4]	4,632,000[5]	6.84%

[1] Calculated based on 67,724,748 shares issued and outstanding as at August 31, 2007.
[2] Includes 630,000 shares underlying stock options and 360,000 shares underlying warrants which are not currently outstanding but which may be acquired within sixty (60) days.
[3] Includes 1,200,000 shares underlying stock options which are not currently outstanding but which may be acquired within sixty (60) days.
[4] Irwin Haas has sole dispositive and voting power in Caverly Management Inc.
[5] Includes 1,516,000 shares underlying warrants which are not currently outstanding but which may be acquired within sixty (60) days.

PROPOSAL 1

RE-ELCTION OF DIRECTORS

Two directors were elected pursuant to the written consent of holders of a majority of the Company’s common stock obtained as at August 31, 2007. These directors are to serve until the next annual meeting of the Company’s stockholders, or the next time directors are elected, or the next time directors are elected by written consent in lieu of a meeting of stockholders, or until their respective successors are duly elected and qualified. Each of the directors elected are incumbent directors. The board of directors has no nominating or compensation committees.

The name, age and position of our present directors and officers are as set forth below:

Name and Address	Age	Position(s)	Date first elected/appointed
Christopher Paton-Gay	48	Chief Executive Officer, Chairman and a member of the Board of Directors	July 19, 2006
Kulwant Sandher	46	Chief Financial Officer, Secretary and a member of the Board of Directors	April 17, 2006

Christopher Paton-Gay has been a director and Chairman of our company since July 19, 2006, and will be spending approximately 25% of his time on the affairs of the company. Mr. Paton-Gay has been active in the oil and gas business in Alberta, Canada and the United States over the past two decades. Over the past twenty years, he has founded and been chairman and president of two private oil and gas companies in addition to sitting on many corporate and public sector governance boards. He has also served as one of the founding Directors of the Explorers and Producers Association of Canada. Mr. Paton-Gay is also a director or officer of Turner Valley Oil & Gas Inc.

Kulwant Sandher has been a director and CFO of the company since April 17, 2006, and will be spending approximately 25% of his time on the affairs of the company. Mr. Sandher is a Chartered Accountant with 15 years experience in finance and operational management, as well as management consulting with a number of companies, including Maximizer Technologies, Serebra Learning Corporation and Wang Europe, B.V. Before his involvement with the Stallion Group, he was Chief Financial Officer and Chief Operating Officer for Marketrend Interactive. Mr. Sandher is a member of the Institute of Chartered Accountants in England & Wales as well as a member of the Canadian Institute of Chartered Accountants. He has an engineering degree in avionics and has extensive experience in operating public companies. Mr. Sandher is also a director and CFO of Turner Valley Oil & Gas Inc. and CFO of Delta Oil & Gas Inc.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the existing directors or executive officers of the Company.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Sense. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of Forms 3 and 4, as amended, furnished to it during its most recent fiscal year, and Form 5, as amended, furnished to it with respect to such year, the Company believes that during the year ended May 31, 2007, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements of the Securities Exchange Act of 1934.

Code of Ethics

The Company has not adopted a code of ethics, however, it intends to do so in connection with any expansion of its management.

Corporate Governance

The Company has not adopted an audit committee, however, it intends to do so in connection with any expansion of its management. The board of directors has no nominating or compensation committees.

Transactions with Related Persons, Promoters and Certain Control Persons

During the year ended May 31, 2007, the Company paid Sylco Investment Ltd. (“Sylco”) $3,853 and $6,107, respectively, for business promotion and office expenses. Sylco is an affiliate of the Company that is 100% owned by the Company’s president.

During the year ended May 31, 2007, the Company paid Hurricane Corporate Services Ltd. (“Hurricane”) $36,499 for accounting and administrative services, $1,231 for legal and filing services, and $18,438 for CFO services. Hurricane is owned by the directors of the Company.

During the year ended May 31, 2007, the Company paid $28,000 as a consulting fee to the Chairman of the Company.

In September 2006, the Company sold 180,000 shares of common stock to its director for $18,000 ($0.10/share) .

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following table sets forth all information concerning the total compensation of the Company’s president, chief executive officer, chief financial officer, and the three other most highly compensated officers during the last three completed fiscal years (the “Named Executive Officers”) for services rendered to the Company in all capacities.

Summary Compensation Table

Name and Principal Position	Year Ended	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Christopher Paton-Gay, CEO	2007 2006 2005	Nil Nil N/A	N/A N/A N/A	N/A N/A N/A	1,400,000 Nil N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	Nil Nil N/A
Kulwant Sandher, CFO	2007 2006 2005	$13,333 NiL N/A	N/A N/A N/A	N/A N/A N/A	900,000 Nil Nil	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$13,333 Nil N/A
Gerald Williams President [1]	2007 2006 2005	Nil Nil Nil	N/A N/A N/A	N/A N/A N/A	Nil Nil Nil	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	Nil Nil Nil

[1] Gerald Williams resigned as President on January 20, 2007.

Outstanding Equity Awards at Fiscal Year-End Table

Name and Principal Position	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Christopher Paton-Gay, CEO	850,000	350,000	Nil	$0.60	February 13, 2010	350,000	$140, 000	350,000	$140,000
Kulwant Sandher, CFO	230,000	400,000	Nil	$0.49	Sept 13, 2009 to April 4, 2010	400,000	$160, 000	400,000	$160,000
Gerald Williams President [1]	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Gerald Williams resigned as President on January 20, 2007.

Option exercises and stock vested table

Name and Principal Position	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Aquired on Vesting	Value Realized on Vesting
Christopher Paton- Gay, CEO	Nil	Nil	Nil	Nil
Kulwant Sandher, CFO	120,000	$93,600	Nil	Nil
Gerald Williams President [1]	Nil	Nil	Nil	Nil

[1] Gerald Williams resigned as President on January 20, 2007.

Compensation of Directors

There are no standard arrangements pursuant to which directors of the Company are compensated for services provided as a Director or members of committees of the Board of Directors. The Directors of the

Company did not receive any compensation for the year ended May 31, 2007 for services provided as a Director or member of a committee of the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment by the Company’s board of directors of Chisholm, Bierwolf & Nilson LLC, Certified Public Accountants, as the Company’s independent auditors was ratified by holders of a majority of the Company’s common stock pursuant to the written consent obtained as at August 31, 2007.

On September 14, 2006, Chisholm, Bierwolf & Nilson LLC, Certified Public Accountants, were engaged as our independent accountant. The change of accountant was approved by majority consent of the board of directors dated September 14, 2006. At the same meeting, the Board of Directors approved the dismissal of Cordovano & Honeck LLC as its independent accountant effective immediately. There were no disagreements between us and Cordovano & Honeck LLC on any matter of accounting principles or practices, financial statements disclosures or auditing scope and procedures. The former accountant’s report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty other than a going concern uncertainty, auditing scope or accounting principles. Prior to engaging the new accountant, we did not consult with them regarding any accounting or auditing concerns.

Chisholm, Bierwolf & Nilson LLC, Certified Public Accountants, served as the Company’s independent auditors for the fiscal year ending May 31, 2007, and has been appointed by the Board to continue as the Company's independent auditor for the Company's fiscal year ending May 31, 2008.

The fees for services provided by Chisholm, Bierwolf & Nilson LLC, Certified Public Accountants, to us in each of the fiscal years ended May 31, 2006 and May 31, 2007 were as follows:

Fees	2006	2007
Audit fees	$20,000[1]	$3,000
Audit related fees	Nil	Nil
Tax fees	Nil	Nil
All other fees	Nil	Nil

[1] Paid to Cordovano and Honeck LLP

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in its reports filed pursuant to the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the rules and forms promulgated under such Act, and that such information is accumulated and communicated to management, including its Chief Executive Officer, as appropriate, to allow timely decisions regarding required disclosure.

Within 90 days prior to the date of this report, management carried out an evaluation, under the supervision and with the participation of the management, including the President and principal accounting officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon the foregoing, the President and principal accounting officer concluded that the Company’s disclosure controls and procedures are effective in connection with the filing of the Annual Report on Form 10-KSB for the year ended May 31, 2007.

There were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any significant deficiencies or material weaknesses of internal controls that would require corrective action.

VOTING PROCEDURES

Pursuant to Nevada corporate laws, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to authorize the appointment of the board of directors and the appointment of auditor, which vote was obtained by the written consent of the holders of the issued and outstanding shares of our common stock of record as at August 31, 2007.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s EDGAR archives at http://www.sec.gov. The Securities and Exchange Commission allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference into this Information Statement is deemed to be a part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this Information Statement. This document incorporates by reference the document listed below that we have previously filed with the Securities and Exchange Commission (Exchange Act filing number 000-51605):

1.	Form 10-KSB for the fiscal year ended May 31, 2007 filed with the Securities and Exchange Commission on August 31, 2007.

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement, may make such a request in writing to Christopher Paton-Gay, Suite 604 – 700 West Pender Street, Vancouver, British Columbia, V6C 1G8 or by calling us at (604) 760-6468.

September 28, 2007
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kulwant Sandher
Kulwant Sandher
Chief Financial Officer and Director